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                                                                    EXHIBIT 23.5

                       INDEPENDENT ACCOUNTANT'S CONSENT

     We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Bionova U.S. Inc. of our report dated June 4, 1996 relating to the combined financial statements of R.B. Packing, Inc., R.B. Packing of California, Inc. and Batiz & Sons, Inc. and our report dated May 6, 1996 relating to the consolidated financial statements of Bionova U.S. Inc. which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
San Diego, California
August 9, 1996